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                                                                     EXHIBIT 5.2

                        CONSENT OF PORTFOLIO CONSULTANT

The Sponsor, Trustee and Holders

 Equity Focus Trusts--CitiSector Series, 2001-A

  We hereby consent to the use of our name "Standard & Poor's Investment Advisory Services" included herein and to our firm in the Prospectus.

/s/ Thomas Gizicki
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STANDARD & POOR'S INVESTMENT
ADVISORY SERVICES

New York, New York

March 29, 2001